                                                                    EXHIBIT 99.7


                           DATRON SYSTEMS INCORPORATED
                             1995 STOCK OPTION PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT

         (A) Name of Optionee:
         (B) Grant Approval Date:
         (C) Number of Shares:
         (D) Exercise Price:
         (E) Effective Date:


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), is made and entered into as of the date set forth in Item E above (the "Effective Date") between Datron Systems Incorporated, a Delaware corporation (the "Company") and the person named in Item A above ("Optionee").


         THE PARTIES AGREE AS FOLLOWS:

         1.       GRANT OF OPTION; EFFECTIVE DATE.

                  1.1 GRANT. The Company hereby grants to Optionee pursuant to the Company's 1995 Stock Option Plan (the "Plan"), a copy of which is attached to this Agreement as Exhibit 1, a nonqualified stock option (the "NQO") to purchase all or any part of an aggregate of the number of shares (the "NQO Shares") of the Company's Common Stock (as defined in the Plan), listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.

                  1.2 EFFECTIVE DATE. The parties hereby establish the date set forth in Item E above as the Effective Date.

         2. EXERCISE PRICE. The exercise price for purchase of each share of Common Stock covered by this NQO shall be the price set forth in Item D above.

         3. TERM. Unless otherwise specified on Exhibit 3 attached hereto, if any (the absence of such exhibit indicating that no such exhibit was intended), this NQO shall expire as provided in Section 6.2.2 of the Plan.

         4. ADJUSTMENT OF NQOS. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 6.1.1 of the Plan.

         5.       EXERCISE OF OPTIONS.

                  5.1 TIME OF EXERCISE. This NQO shall be exercisable in accordance with Section 6.1.5 of the Plan and the provisions of EXHIBIT 3 hereto, the absence of such exhibit indicating that no such exhibit was intended.

                  5.2 EXERCISE AFTER TERMINATION OF STATUS AS AN EMPLOYEE OR DIRECTOR. In the event of termination of Optionee's continuous status as an employee or director, this NQO may be exercised only in accordance with the provisions of Section 6.1.8 of the Plan.

                  5.3 MANNER OF EXERCISE. Optionee may exercise this NQO, or any portion of this NQO, in accordance with Section 7 of the Plan.

                  5.4 PAYMENT. Except as provided in Exhibit 5.4 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), or in the stock purchase agreement executed upon exercise of this NQO, payment for NQO Shares shall be made in cash or by delivery by the optionee of Common Stock already owned by the optionee in accordance with (and subject to the restrictions contained in) Section 6.1.7 of the Plan.

                  5.5 DELIVERY OF CERTIFICATE. Promptly after receipt of written notice of exercise of the NQO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of NQO Shares. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any NQO Shares covered by the option until the date of issuance of a stock certificate.

         6. NONASSIGNABILITY OF NQO. This NQO is not assignable or transferable by Optionee except as provided in Section 6.1.6 of the Plan.

         7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

         8. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                   Datron Systems Incorporated
                   3030 Enterprise Court
                   Vista, California  92083
                   Attention:  Chief Financial Officer

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

         9. TAX CONSEQUENCES. The Optionee understands that the tax consequences associated with this option and with shares purchasable under this option can be complex and can depend, in part, upon the Optionee's particular circumstances. The Optionee understands, for example, that the exercise of this option can result in the imposition of tax even before the Optionee resells the option shares. Accordingly, the Optionee should consult a tax adviser.

         IN WITNESS WHEREOF, the parties have executed this Nonqualified Stock Option Agreement as of the Effective Date.

                              DATRON SYSTEMS INCORPORATED



                              By________________________________
                              Title Chairman, President and CEO

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                               _________________________________
                               Optionee

                               Dated: __________________________

Optionee's spouse indicates by the execution of this Nonqualified Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the option granted hereunder, and in any NQO Shares purchased pursuant to this Agreement.


                               _________________________________
                               Optionee's Spouse

EXHIBITS

Exhibit 1                  1995 Stock Option Plan

Exhibit 3
  (if applicable)          Exercise Schedule and Expiration Date

Exhibit 5.4
  (if applicable)          Payment

                                                                      EXHIBIT 3

                           DATRON SYSTEMS INCORPORATED

                                                      Option of:   ____________

                                          Grant Effective Date:    ____________

                                EXERCISE SCHEDULE

         Subject to the terms and conditions set forth in the Agreement of which this schedule is a part, the Option is exercisable in accordance with the following schedule:


ON AND AFTER                                EXERCISABLE PORTION OF OPTION
------------                                -----------------------------
_____________                                                33%
_____________                                        another 33%
_____________                                        another 34%

                                 EXPIRATION DATE

         This option expires on ___________. (Do not enter a date after the maximum term provided in Section 6.2.2 of the Plan; if blank, or if a date after the latest date permitted under Section 6.2.2 is entered, then the option expires as provided in Section 6.2.2 of the Plan.)

                                                                    EXHIBIT 5.4


                     MANNER OF PAYMENT IF OTHER THAN BY CASH


         By the attachment of this Exhibit 5.4 the Administrator hereby authorizes Optionee to pay for any shares of the Company's Common Stock purchased upon exercise of this Option by [check as applicable]:


         ____     1.       Giving to the Company Optionee's full recourse

                           promissory note for the exercise price (other than the par value of the shares acquired, which must be paid in cash or other lawful consideration), as provided in Section 6.1.7(A) of the Plan; and/or

         ____     2.       Delivering to the Company the following property as
                           permitted pursuant to section 6.1.7(B) of the Plan:
                           ___________________________________________________

                           ___________________________________________________



                                         DATRON SYSTEMS INCORPORATED


                                         By: _________________________


                                         OPTIONEE


                                         _____________________________